COMPANY EXTENDS EXCLUSIVE WORLD WIDE LICENSE AGREEMENTS

Woodland Hills, California, October 23, 2006, Wataire International, Inc.,
(the "Company")(OTCBB: WTAR), is please to announce that through amendments signed on October 19th, 2006, the world wide exclusive license agreements dated July 10, 2006 and September 12, 2006 respectively, with Wataire Industries Inc. (Pinksheets.WTAF) have been extended to provide for a 15 year initial term from a 5 year term and, with an option to renew for a further 10 year term from the original 5 year term. All other terms and conditions remain unchanged.


CONTACT: Investor Relations: 		(604) 542 5600
         Wataire Industries Inc.: 	(604) 542 9140